                                                                    EXHIBIT 99.1

                                  NEWS RELEASE


                                                           FOR IMMEDIATE RELEASE
                                                   For more information contact:
                                                  Jeff Elliott or Geralyn DeBusk
                                                   Halliburton Investor Relation
                                                                    972-458-8000

                         DAVE & BUSTER'S , INC. REPORTS
                        SECOND QUARTER EARNINGS INCREASE

DALLAS--September 4, 2003--Dave & Buster's Inc. (NYSE: DAB), a leading operator of upscale restaurant/entertainment complexes, announced earnings for its second quarter and 26 weeks ended August 3, 2003.

Net income for the quarter was $1.5 million, or $0.11 per diluted share, compared to $0.9 million, or $0.07 per diluted share for the same period last year. Operating income for the quarter was $4.0 million compared to $3.2 million in the prior year. Total revenues decreased 4.2 percent to $88.3 million from $92.2 million in the prior year's comparable quarter. The decrease was due to softness in the amusement portion of the business, which declined just over 7.0 percent for the quarter. Food and beverage revenue for the period declined slightly more than 1 percent compared to last year's second quarter. Revenues from comparable stores decreased 6.3 percent from the prior year. During the quarter we incurred costs related to our efficiency studies and our proxy contest totaling $.8 million, or $0.04 per diluted share. In the same period last year, one-time charges related to the proposed merger were $1.2 million, or $0.06 per diluted share. Without these charges, operating income would have been $4.7 million compared to $4.4 million in the prior year. Net income would have been $2.0 million, or $0.15 per diluted share compared to $1.7 million, or $0.13 per diluted share.

For the 26 weeks ended August 3, 2003, net income was $4.5 million, or $0.34 per diluted share, compared to a net loss in the same period last year of $(3.3) million, or $(0.24) per diluted share. The Company applied the new standards on accounting for goodwill and other intangible assets during the first quarter of 2002, which resulted in a one-time charge of $(7.1) million, or $(0.53) per diluted share. Without the effect of the accounting change, net income for the same period last year was $3.8 million, or $0.29 per diluted share. Total revenues for the 26-week period decreased 5.0 percent to $179.9 million from $189.4 million for the comparable period last year. Revenues from the amusement portion of the business decreased 8.4 percent, while revenues from the food and beverage portion declined 1.7 percent. Revenues from comparable stores decreased
6.9 percent from the prior year. Operating income was $10.6 million compared to $9.8 million for the 2002 period.

"We believe these results indicate that our strategic cost reduction initiatives are continuing to yield results," stated Buster Corley, CEO of Dave & Buster's. "Even in this challenging economic environment, we have continued to improve our bottom line. We are moving forward with our acquisition of our Canadian licensee, which we anticipate will close during the third quarter and will contribute approximately $0.02 to $0.04 per diluted share in its first full year of operations."

"We believe the amusements revenue decline has begun to slow as the economy has slightly improved and as we continue to aggressively roll out new amusement game products," stated Dave Corriveau, Dave & Buster's President.


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


"As we previously announced, after the end of the second quarter, we closed a $30 million private placement of 5.0 percent convertible subordinated notes," said W.C. Hammett, CFO of Dave & Buster's. "The $27.8 million in net proceeds from the offering were to be used to reduce outstanding debt and to complete the purchase of the Canadian licensee. We expect to announce an amendment to our bank credit agreement within a few days which will give us more flexibility to add new entertainment complexes beginning in 2004."

The Company will hold a conference call on Thursday, September 4 at 4:15 p.m. CDT. Interested parties may listen to the call over the Internet through Dave & Buster's Web site, www.daveandbusters.com. To listen to the live call, please access the Web site at least fifteen minutes before the call to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Web site shortly after the call. The archived call will be available for two weeks.

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts with 32 locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

"Safe Harbor" Statements Under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.


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                              DAVE & BUSTER'S, INC.
                           Consolidated Balance Sheet
                                 (in thousands)
                                   (unaudited)


                                                 August 3, 2003   February 2, 2003
                                                 --------------   ----------------
ASSETS

Current Assets
      Cash and cash equivalents                     $   6,209         $   2,530
      Other current assets                             29,956            30,819
                                                    ---------         ---------
            Total current assets                       36,165            33,349

Property and equipment, net                           248,157           249,451

Other assets                                            8,124             8,412
                                                    ---------         ---------

                                                    $ 292,446         $ 291,212
                                                    =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                           $  40,024         $  37,580

Other long-term liabilities                            25,468            24,536

Long-term debt                                         52,269            59,494

Stockholders' equity

      Common stock                                        133               132
      Paid in capital                                 117,098           116,678
      Restricted stock                                    757               608
      Retained earnings                                58,543            54,030
                                                    ---------         ---------
                                                      176,531           171,448
      Less:  Treasury stock                            (1,846)           (1,846)
                                                    ---------         ---------
            Total stockholders' equity                174,685           169,602

                                                    $ 292,446         $ 291,212
                                                    =========         =========


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                              DAVE & BUSTER'S, INC.
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                     13 Weeks Ended                      13 Weeks Ended
                                                                     August 3, 2003                      August 4, 2002
                                                                     --------------                      --------------
Food and beverage revenues                                  $   45,613              51.7%        $   46,156              50.1%
Amusements and other revenues                                   42,696              48.3%            45,994              49.9%
                                                            ----------                           ----------
            Total revenues                                      88,309             100.0%            92,150             100.0%

Cost of revenues                                                16,544              18.7%            16,715              18.1%
Operating payroll and benefits                                  25,951              29.4%            28,583              31.0%
Other store operating expenses                                  28,058              31.8%            28,199              30.6%
General and administrative expenses                              6,396               7.2%             7,601               8.3%
Depreciation and amortization expense                            7,394               8.4%             7,561               8.2%
Preopening costs                                                    --               0.0%               248               0.3%
                                                            ----------                           ----------
            Total other expenses                                84,343              95.5%            88,907              96.5%

Operating income                                                 3,966               4.5%             3,243               3.5%
Interest expense, net                                            1,748               2.0%             1,792               1.9%
                                                            ----------                           ----------
Income before provision for income taxes
      and cumulative effect of a change in
      an accounting principle                                    2,218               2.5%             1,451               1.6%
Provision for income taxes                                         754               0.8%               530               0.6%
                                                                                                 ----------        ----------
Income before cumulative effect of a
      change in an accounting principle                          1,464               1.7%               921               1.0%

Cumulative effect of a change in an
      accounting principle                                          --               0.0%                --               0.0%
                                                            ----------                           ----------

Net income                                                  $    1,464               1.7%        $      921               1.0%
                                                            ==========                           ==========
Net income per share - basic
      Before cumulative effect of a change
        in an accounting principle                          $     0.11                           $     0.07
      Cumulative effect of a change in an
        accounting principle                                        --                                   --
                                                            ----------                           ----------
                                                            $     0.11                           $     0.07
                                                            ==========                           ==========
Net income per share - diluted
      Before cumulative effect of a change
        in an accounting principle                          $     0.11                           $     0.07
      Cumulative effect of a change in an
        accounting principle                                        --                                   --
                                                            ----------                           ----------

                                                            $     0.11                           $     0.07
                                                            ==========                           ==========

Basic weighted average shares outstanding                       13,113                               12,986
Diluted weighted average shares outstanding                     13,455                               13,435

Other information: Company operated stores open                     32                                   31

EBITDA (Earnings before interest, taxes,
      depreciation and amortization)
        Total net income                                    $    1,464                           $      921
        Add back: depreciation and amortization                  7,394                                7,561
                  interest expense, net                          1,748                                1,792
                  provision for income taxes                       754                                  530
                                                            ----------                           ----------
        EBITDA                                              $   11,360                           $   10,804


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                              DAVE & BUSTER'S, INC.
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                       26 Weeks Ended                      26 Weeks Ended
                                                                       August 3, 2003                      August 4, 2002
                                                                       --------------                      --------------
Food and beverage revenues                                         $   93,277          51.9%         $   94,899            50.1%
Amusements and other revenues                                          86,619          48.1%             94,493            49.9%
                                                                   ----------                        ----------
            Total revenues                                            179,896         100.0%            189,392           100.0%

Cost of revenues                                                       33,215          18.5%             34,831            18.4%
Operating payroll and benefits                                         52,750          29.3%             58,962            31.1%
Other store operating expenses                                         56,250          31.2%             56,527            29.9%
General and administrative expenses                                    12,335           6.9%             13,712             7.2%
Depreciation and amortization expense                                  14,701           8.2%             15,116             8.0%
Preopening costs                                                           --           0.0%                401             0.2%
                                                                   ----------                        ----------
            Total other expenses                                      169,251          94.1%            179,549            94.8%

Operating income                                                       10,645           5.9%              9,843             5.2%
Interest expense, net                                                   3,808           2.1%              3,800             2.0%
                                                                   ----------                        ----------

Income before provision for income taxes
      and cumulative effect of a change in
      an accounting principle                                           6,837           3.8%              6,043             3.2%
Provision for income taxes                                              2,324           1.3%              2,206             1.2%
                                                                   ----------                        ----------

Income before cumulative effect of a
      change in an accounting principle                                 4,513           2.5%              3,837             2.0%

Cumulative effect of a change in an
      accounting principle                                                 --           0.0%             (7,096)           (3.7)%
                                                                   ----------                        ----------

Net income (loss)                                                  $    4,513           2.5%         $   (3,259)           (1.7)%
                                                                   ==========                        ==========

Net income (loss) per share - basic
      Before cumulative effect of a change
        in an accounting principle                                 $     0.34                        $     0.30
      Cumulative effect of a change in an
        accounting principle                                               --                             (0.55)
                                                                   ----------                        ----------
                                                                   $     0.34                        $    (0.25)
                                                                   ==========                        ==========
Net income (loss) per share - diluted
      Before cumulative effect of a change
        in an accounting principle                                 $     0.34                        $     0.29
      Cumulative effect of a change in an
        accounting principle                                               --                             (0.53)
                                                                   ----------                        ----------

                                                                   $     0.34                        $    (0.24)
                                                                   ==========                        ==========

Basic weighted average shares outstanding                              13,102                            12,978
Diluted weighted average shares outstanding                            13,382                            13,382

Other information: Company operated stores open                            32                                31

EBITDA (Earnings before interest, taxes, depreciation and
        amortization and cumulative effect of a change
        in an accounting principle)
          Total net income                                         $    4,513                        $   (3,259)
          Add back: depreciation and amortization                      14,701                            15,116
                    interest expense, net                               3,808                             3,800
                    provision for income taxes                          2,324                             2,206
                    cumulative effect of a change in an
                      accounting principle                                 --                             7,096
                                                                   ----------                        ----------
        EBITDA                                                     $   25,346                        $   24,959

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